Exhibit 23.3

Rotterdam, 13 March 2011
JM/AH0699

Re:       Consent Chemship B.V.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 333-61895 and File No. 333-55970) and Forms S-3 (File No. 333-140968, File No. 333-140969 and File No. 333-140974) of our report dated 12 February 2009 relating to the financial statements for the year ended 31 December 2008 for consolidation purposes of Chemship B.V., which appears in this Form 10-K of Ampal – American Israel Corporation.

Yours faithfully,

MAZARS PAARDEKOOPER HOFFMAN ACCOUNTANTS N.V.

O. Opzitter RA